Exhibit 21.1

List of Subsidiaries

Participation of Petróleos Mexicanos in the Capital Stock of Related Companies

Petróleos Mexicanos

Company	% of Participation	Parent

P.M.I. Comercio Internacional, S.A. de C.V.	98.33	Petróleos Mexicanos

P.M.I. Holdings, B.V.	100.00	Petróleos Mexicanos

P.M.I. Holdings Petróleos España, S.L.	100.00	Petróleos Mexicanos

Instalaciones Inmobiliarias para Industrias, S.A. de C.V.	99.99	Petróleos Mexicanos
	0.01	III Servicios, S.A. de C.V.

III Servicios, S.A. de C.V.	0.02	Petróleos Mexicanos
	99.98	Instalaciones Inmobiliarias para Industrias, S.A. de C.V.

Pemex Procurement International, Inc.[1]	100.00	Petróleos Mexicanos

Kot Insurance Company, A.G.	100.00	Petróleos Mexicanos

Pemex-Exploration and Production

Company	% of Participation	Parent

Cía. Mexicana de Exploraciones, S.A. de C.V.	60.00	Pemex-Exploration and Production

P.M.I. Marine, Ltd.	100.00	Pemex-Exploration and Production

Pemex USA, Inc.	100.00	P.M.I. Marine, Ltd.

PMI Field Management Resources, S.L.	56.31	P.M.I. Marine, Ltd.
	43.69	P.M.I. Holdings, B.V.

PMI Campos Maduros SANMA, S. de R.L. de C.V.	99.99	PMI Field Management Resources, S.L.
	0.01	P.M.I. Holdings, B.V.

[1]	Previously Integrated Trade Systems, Inc.

Pemex-Gas and Basic Petrochemicals

Company	% of Participation	Parent

Mex Gas Internacional, S.L. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals

Mex Gas Enterprises, S.L.	100.00	Mex Gas Internacional, S.L.

Mex Gas Trading, S.L.	100.00	Mex Gas Internacional, S.L.

Mex Gas Supply, S.L.	100.00	Mex Gas Internacional, S.L.

Mex Gas Cogeneración, S.L.	100.00	Mex Gas Internacional, S.L.

MGC Cactus, S.A.P.I.	98.04	Mex Gas Cogeneración, S.L.

	1.96	Mex Gas Enterprises, S.L.

MGI Enterprises US LLC	100.00	Mex Gas Enterprises, S.L.

TAG Pipelines, S. de R.L. de C.V.	84.00	Mex Gas Enterprises, S.L.

	16.00	Mex Gas Supply, S.L.

TAG Pipelines Norte, S. de R.L. de C.V.	99.00	TAG Pipelines, S. de R.L. de C.V.
	1.00	Mex Gas Enterprises, S.L.

TAG Pipelines Sur, S. de R.L. de C.V.	99.00	TAG Pipelines, S. de R.L. de C.V.

	1.00	Mex Gas Enterprises, S.L.

TAG Transistmico, S. de R.L. de C.V.	99.00	TAG Pipelines, S. de R.L. de C.V.
	1.00	Mex Gas Enterprises, S.L.

Pasco International, Ltd. (Holding)	100.00	Pemex-Gas and Basic Petrochemicals

Pasco Terminals, Inc.	100.00	Pasco International, Ltd.

Terrenos para Industrias, S.A.	100.00	Pemex-Gas and Basic Petrochemicals

TAG Norte Holding, S. de R.L. de C.V.	5.00	TAG Pipelines, S. de R.L. de C.V.
	45.00	P.M.I. Holdings, B.V.
	50.00	Ductos y Energéticos del Norte, S. de R.L. de C.V.

Pemex-Petrochemicals

Company	% of Participation	Parent

PPQ Cadena Productiva, S.L.	99.99	Pemex-Petrochemicals
	0.01	P.M.I. Holdings, B.V.

P.M.I. Group

Company	% of Participation	Parent

P.M.I. Services B.V.	100.00	P.M.I. Holdings, Petróleos España, S.L.

P.M.I. Services North America Inc.	44.45	P.M.I. Holdings, Petróleos España, S.L.
	55.55	P.M.I. Norteamérica, S.A. de C.V.

Hijos de J. Barreras, S.A.	51.00	P.M.I. Holdings, B.V.

Pemex Internacional España, S.A.	100.00	P.M.I. Holdings, Petróleos España, S.L.

PMI Trading, Ltd.	48.50	Petróleos Mexicanos
	51.50	P.M.I. Norteamérica, S.A. de C.V.

PMI Holdings North America, Inc.	100.00	P.M.I. Norteamérica, S.A. de C.V.

PMI Norteamérica, S.A. de C.V.	28.30	P.M.I. Holdings, Petróleos España, S.L.
	71.70	P.M.I. Holdings, B.V.

PMI Infraestructura de Desarrollo, S.A. de C.V.	99.9999	PMI Norteamérica, S.A. de C.V.
	0.0001	P.M.I. Holdings, B.V.

Pro-Agroindustria, S.A. de C.V.	99.00	PMI Norteamérica, S.A. de C.V.
	1.00	PMI Infraestructura de Desarrollo, S.A. de C.V.

PMI Azufre Industrial, S.A. de C.V.	99.00	PMI Norteamérica, S.A. de C.V.
	1.00	PMI Infraestructura de Desarrollo, S.A. de C.V.